EXHIBIT 10.18

SECOND AMENDMENT TO THE TERMINATION AGREEMENT BETWEEN
MOBILEPRO CORPORATION AND ARNE DUNHEM DATED NOVEMBER 26, 2003

This Second Amendment to the Termination Agreement (defined below) between Mobilepro Corporation and Arne Dunhem (this “Amendment”) is entered into this 8th day of April, 2004, by and between Arne Dunhem (“Dunhem”), on the one hand, and Mobilepro Corp. (the “Company”), on the other hand. The parties hereto represent as follows:

     WHEREAS, the Company and Dunhem are party to a termination agreement between the Company and Dunhem dated November 26, 2003 (the “Termination Agreement”) pursuant to which the Company agreed to pay a Separation Payment based on an annual salary of $180,000, in equal installments on the 15th and last day of each calendar month, continuing through December 31, 2004, unless the success fee is paid to you under the terms of the Termination Agreement in connection with the anticipated $1 million financing from Cornell Capital, in which case Mobilepro will pay your salary in equal installments on the 15th and last day of each calendar month, continuing through July 31, 2004, which Separation Payment has been paid through March 31, 2004; and

     WHEREAS, the Company received $1,000,000 from Cornell Capital for which Dunhem has been eligible to receive the Separation Payment based on an annual salary in equal installments on the 15th and last day of each calendar month, continuing through July 31, 2004; and

     WHEREAS Dunhem has agreed to forego the remaining installment payments continuing through July 31, 2004 in recognition of the Company’s cash flow constraints and other considerations and has instead agreed to reduce the remaining Separation Payments to $30,000 to be paid by April 15, 2004 through the normal payroll process.

     NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.	Dunhem waives the right to receive the remaining installment payments continuing through July 31, 2004 and agrees to accept a reduced Separation Payment of $30,000 to be paid by April 15, 2004 through the normal payroll process.

2.	Except as amended hereby, the Agreement shall continue in full force and effect.

3.	This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same documents.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first set forth above.

MOBILEPRO CORP.

By: Kurt Gordon
Title: CFO

WE HAVE READ THE FOREGOING AND FULLY UNDERSTAND ITS TERMS AND ACCEPT THESE TERMS. WE ARE SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY, HAVING BEEN GIVEN A FULL AND FAIR OPPORTUNITY TO CONSIDER IT AND CONSULT WITH ADVISORS OF OUR CHOICE.

AGREED AND ACCEPTED:

Arne Dunhem